EXHIBIT 10.12

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to 17 C.F.R. §§200.80(b) and 230.406

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

BENZYDAMINE DEVELOPMENT AGREEMENT

This Development Agreement is entered into as of 1 April 2006 by and between MonoSolRx, a Delaware limited liability company with offices at 6560 Mellon Road, Portage IN, USA (“MSRX”) and Aziende Chimiche Riunite Angelini Francesco A.C.R.A.F. S.p.A., a company with only one shareholder under direction and coordination of Finaf S.p.A., with offices at Viale Amelia 70, I - 000181 Roma, Italy (“Angelini”).

Whereas, MSRX specializes in the development and manufacture of fast dissolving oral film drug delivery dosage forms (the “MSRX Delivery System”), and

Whereas, Angelini wishes to explore the potential development and commercialization of a film containing benzydamine using the MSRX Delivery System.

The parties, for due and sufficient consideration the receipt of which is hereby acknowledged, agree as follows.

1.                                      The Deliverables.  MSRX will use its best efforts to develop a mint flavored version of its current Benzydamine film according to the specifications described in Annex 1 (the “Specifications”).  Parties agree that Angelini will review if the excipients contained in the formulation comply with the excipients regulations described in Annex 1.  Following acceptance of the formulation by Angelini, MSRX - on its production equipments - will make at least 3 (three) batches.  Each batch will contain 300,000 film strips (the “Deliverables”).  The Deliverables will be delivered to Angelini within 10 (ten) labour day, from packaging of strips, by and at the cost of MSRX.  For the production of the Deliverables, Angelini agrees to supply to MSRX not more than 25 kg of Benzydamine, free of charge, therefore all the quantities of Benzydamine - ordered by MSRX - exceeding 25 kg shall be supplied at the price of USD[*]/kg Ex Works Angelini Manufacturing Site.

2.                                      Experimental Stability.  Angelini shall conduct experimental stability on the Deliverables according to the Analytical development and pre-stability program set out in Annex 2 and agrees to share those results with MSRX under confidentiality.  MSRX shall make personnel available for consultation regarding analytical testing methods as requested by Angelini, it being understood that Angelini shall be ultimately responsible for all analytical testing.  Angelini shall make such information and methods available to MSRX as MSRX may reasonably request for use in cleaning validation of its production equipment in connection with the Benzydamine production.

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to 17 C.F.R. §§200.80(b) and 230.406

3.                                      Further Commercialization.  Angelini may continue with further development and/or commercialization efforts, at its sole option, in the territories listed in the Annex 3.  In the event that Angelini wishes to continue such efforts, including the negotiation of commercial supply of product, MSRX will negotiate a commercial supply agreement on the basis of foil-foil pouched cassettes [*] for less than $[*] per item  (subject to certain batch size minimums etc, exclusive of the cost of the drug to be supplied by Angelini and ex works Portage)

4.             Development Cost for Deliverables.  MSRX shall invoice Angelini forty thousand ($40,000) US dollars, half upon commencement and half upon delivery to Angelini of the materials for experimental stability.

5.             Terms.  This agreement shall be governed in accordance with the laws of the Republic of Italy.

In witness whereof, this agreement was duly executed.

A.C.R.A.F. S.p.A		MONOSOLRX, LLC

By:	/s/ Gianloigi Mariafrozza	By:	/s/ Alexander M. Schobel
	Name: GIANLOIGI MARIAFROZZA		Name: Alexander M. Schobel
	Title: MANAGING DIRECTOR		Title: Pres. & CEO

DATE, 25TH MAY 2006

2

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to 17 C.F.R. §§200.80(b) and 230.406

ANNEX I

[*]

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to 17 C.F.R. §§200.80(b) and 230.406

ANNEX II

Analytical Development and Pre-Stability Program

[*]

CONFIDENTIAL TREATMENT REQUESTED

Pursuant to 17 C.F.R. §§200.80(b) and 230.406

ANNEX III

[*]